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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant		[ x ]
Filed by a Party other than the Registrant		[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ x ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

RENASANT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

[ x ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	1.)	Title of each class of securities to which transaction applies:
	2.)	Aggregate number of securities to which transaction applies:
	3.)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.)	Proposed maximum aggregate value of transaction:
	5.)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

	1.)	Amount previously paid:
	2.)	Form, Schedule or Registration Statement No.:
	3.)	Filing Party:
	4.)	Date Filed:

RENASANT CORPORATION		+ C 1234567890
IMPORTANT ANNUAL MEETING INFORMATION	00004
ENDORSEMENT LINE________________ SACKPACK_____

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Vote by Internet · Go to www.envisionreports.com/RNST · Or scan the QR code with your smartphone · Follow the steps outlined on the secure website

Shareholder Meeting Notice	1234 5678 9012 345
Important Notice Regarding the Availability of Proxy Materials for the
Renasant Corporation Shareholder Meeting to be Held on April 26, 2016
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Our 2016 proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2015 (which serves as our Annual Report to shareholders) and our proxy card are available at:

www.envisionreports.com/RNST

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Easy Online Access - A Convenient Way to View Proxy Material and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/RNST to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 18, 2016 to facilitate timely delivery.

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Shareholder Meeting Notice
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Renasant Corporation’s Annual Meeting of Shareholders will be held on April 26, 2016 at the principal office of Renasant Bank, 209 Troy Street, Tupelo, Mississippi 38804-4827, at 1:30 p.m. Central time.
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2, 3, 4, 5, 6 AND 7:

1.	To elect one Class 1 director for a two-year term expiring in 2018: Fred F. Sharpe

2.	To elect five Class 2 directors for a three-year term expiring in 2019: John M. Creekmore, Jill V. Deer, Neal A. Holland, Jr., E. Robinson McGraw and Hollis C. Cheek

3.
To approve an amendment to the Company’s 2011 Long-Term Incentive Compensation Plan to increase the number of shares of the Company’s common stock available for grant, award or issuance under the plan.

4.	To approve the performance measures applicable to incentive awards in the Company’s 2011 Long-Term Incentive Compensation Plan.

5.	To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $5.00 per share, form 75,000,000 shares to 150,000,000 shares.

6.	To ratify the appointment of HORNE, LLP as our independent registered public accountants for 2016.

7.	To transact such other business as may properly come before the annual meeting or any adjournments thereof.
PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or by telephone (the telephone number for voting is listed on our proxy card) or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Our proxy statement includes instructions about how to obtain driving directions to the meeting.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
- Internet – Go to www.envisionreports.com/RNST. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.
- Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
- Email – Send email to investorvote@computershare.com with “Proxy Materials Renasant Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.
To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 18, 2016.

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